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                                                                 EXHIBIT 23-B

                          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc., U S WEST Capital Funding, Inc. and U S WEST Financing II on Form S-3 (the "462(b) Registration Statement") of our report, dated February 14, 1996 (which includes an explanatory paragraph related to changes in accounting for income taxes and investments in 1993 and 1994, respectively), with respect to the consolidated financial statements of Continental Cablevision, Inc. and subsidiaries appearing in the Registration Statement No. 333-13901 on Form S-4 of U S WEST, Inc. (which includes the proxy statement of Continental Cablevision, Inc. related to the proposed merger of Continental Cablevision, Inc. into U S WEST, Inc. or a subsidiary of U S WEST, Inc.), which report has been incorporated by reference in the Current Report on Form 8-K of U S WEST, Inc., dated October 15, 1996.

          We also consent to the reference to our firm under the heading "Experts" in a prospectus supplement relating to the 462(b) Registration Statement.



                                    DELOITTE & TOUCHE LLP
                                    Boston, Massachusetts
                                    October 23, 1996